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KPMG PEAT MARWICK LLP
                                                                      EXHIBIT 23



The Board of Directors
HomeTown Buffet, Inc.:


We consent to the use of your report included herein as part of Exhibit 99.2 and incorporated herein by reference in HomeTown Buffet, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995.










San Diego, California
October 4, 1996